Exhibit 3.0
Articles of Amendment

             ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION
                                       OF
                        APOLLO ENTERTAINMENT GROUP, INC.
                            Document No.P07000045572

         Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida Profit Corporation adopts the following amendments to its Articles of
Incorporation:

I. Amendments Adopted:

         The following amendments to Articles 1, 5 and 6 of the Articles of Incorporation of Apollo Entertainment Group, Inc. were adopted, as prescribed by the Florida Statutes:

         FIRST: ARTICLE 1, NAME. The name of the corporation is APOLLO CAPITAL GROUP, INC.

         SECOND: ARTICLE 5, OFFICERS, is amended effective October 19, 2009: The officers of this corporation are:

                 Chief Executive Officer: Anthony Finn
                 President: Sigfried Klein
                 Chief Financial Officer: Joerg Lindner
                 Secretary/Treasurer: Joerg Lindner

         All addresses are same as the principal office of Corporation.

         THIRD: ARTICLE 6, DIRECTOR. The corporation's directors are as follows:

         Guenther Bauer

         Whose address is the same as the principal office of the Corporation.

         No other amendment to the articles of incorporation is required for the actions described in this certificate of amendment.

II. Effective Dates: Unless stated otherwise herein, the date of the amendments will be 1st day of December, 2009.

III. Adoption of Amendments:

         Under penalty of perjury, the undersigned declares that the foregoing document was executed by the corporation and that the statements contained therein are true and correct to the best of his knowledge.

         This amendment was approved by the unanimous vote of the board of directors. This amendment was approved by the written consent of the majority shareholder in accordance with the provisions set forth in the Articles of Incorporation. The number of shares casting votes cast for the amendments were sufficient for approval.

Dated this 1st day of December, 2009.

APOLLO ENTERTAINMENT GROUP, INC.

/s/ Joerg Lindner
-----------------
By: Joerg Lindner
Title: Secretary/Treasurer/CFO